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                                                                   EXHIBIT 10.37


                                    AGREEMENT

      This Agreement, dated as of March 1, 1998, is entered into between G.I. Joe's, Inc. ("G.I. Joe's") and Peregrine Capital, Inc. ("Peregrine").

                                    RECITALS

      A. G.I. Joe's is being restructured in connection with a management buy-out thereof by Norman P. Daniels, the President and Chief Executive Officer of G.I. Joe's, and Peregrine (such restructuring being referred to herein as the "Restructuring").

      B. As part of the Restructuring, ND Holdings, Inc. ("Holdings"), a corporation controlled by Mr. Daniels, will be merged with and into G.I.Joe's, with G.I. Joe's being the surviving entity.

      C. Peregrine is acting as an advisor to Mr. Daniels in connection with the Restructuring and is assisting in arranging financing for, and investing in G.I. Joe's as a part of, the Restructuring.

      D. Peregrine has agreed to pay certain fees and expenses and to undertake certain obligations in connection with the Restructuring, as set forth herein.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1.  PAYMENT OF FEES, EXPENSES AND DIVIDENDS

      Peregrine agrees to pay the following:

      (a) Any and all fees and expenses (including, without limitation, legal, accounting and other professional fees) incurred by G.I. Joe's and Holdings in connection with the Restructuring;

      (b) All fees required to be paid to David Orkney, the majority shareholder of G.I. Joe's, to extend the term of Mr. Orkney's agreement to sell his interest in G.I. Joe's as part of the Restructuring; and


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      (c) All dividends accruing with respect to the Series A 9% Non-Voting
Redeemable Preferred Stock of G.I. Joe's (the "Redeemable Preferred Stock") to be issued in connection with the Restructuring.

SECTION 2.  MISCELLANEOUS PROVISIONS

      2.1   SUCCESSORS AND ASSIGNS

      Peregrine may not assign any rights or delegate any duties under this Agreement without the prior written consent of G.I. Joe's. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      2.2   NOTICES

      All notices required or permitted to be given under this Agreement shall be in writing. Notices may be served by certified or registered mail, postage prepaid with return receipt requested; by private courier, prepaid; by facsimile or other telecommunication device capable of transmitting or creating a written record; or personally. Mailed notices shall be deemed delivered two (2) days after deposit in the U.S. mail, properly addressed. Couriered notices shall be deemed delivered on the date that the courier warrants that delivery will occur. Telecommunicated notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished. Unless a party changes its address by giving notice to the other party as provided herein, notices shall be delivered to the parties at the following addresses:

If to G.I. Joe's:

      G.I. Joe's, Inc.
      9805 SW Boeckman Road
      Wilsonville, Oregon  97070
      Attention:  Norman P. Daniels
      Telecopier No. (503) 682-7200

If to Peregrine:

      Peregrine Capital, Inc.
      9725 SW Beaverton-Hillsdale Hwy., #350
      Beaverton, Oregon  97005-3366
      Attention:  Daniel J. Alderman
      Telecopier No. (503) 350-0672


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      2.3   ATTORNEY'S FEES

      If any suit or action is filed by any party to enforce this Agreement or otherwise with respect to the subject matter of this Agreement, the prevailing party shall be entitled to recover the costs and fees (including, without limitation, reasonable attorneys' fees, the fees and costs of experts and consultants, copying, courier and telecommunication costs, and deposition costs and all other costs of discovery) incurred in preparation or in prosecution or defense of such suit or action as fixed by the trial court, and if any appeal is taken from the decision of the trial court, reasonable attorneys' fees as fixed by the appellate court, in addition to all other sums provided by law.

      2.4   INTEGRATION

      This Agreement constitutes the entire agreement of the parties relating to the subject matter hereof. There are no promises, terms, conditions, obligations or warranties other than those contained in this Agreement, and this Agreement supersedes all prior communications, representations or agreements, verbal or written, among the parties relating to the subject matter hereof.

      2.5   HEADINGS

      Section titles and headings are for convenience of reference only and shall not be used in interpreting the meaning of this Agreement.

      2.6   GOVERNING LAW

      This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon.

      2.7   SEVERABILITY

      If any provision of this Agreement shall be invalid or unenforceable in any respect for any reason, the validity and enforceability of any such provision in any other respect and of the remaining provisions of this Agreement shall, to the fullest extent permitted by law, not be in any way impaired.

      2.8   AMENDMENT; WAIVER

      This Agreement may be amended only by an instrument in writing executed by all the parties hereto. A provision of this Agreement may be waived only by a written instrument executed by the party waiving compliance. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. Failure to enforce any


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provision of this Agreement shall not operate as a waiver of such provision or any other provision.

      2.9   COUNTERPARTS

      This Agreement may be executed by the parties in separate counterparts, each of which when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above set forth.

                                G.I. JOE'S, INC.

                                By /s/    NORMAN P. DANIELS
                                   ---------------------------------------------
                                   Name:  Norman P. Daniels
                                   Title: President


                                PEREGRINE CAPITAL, INC.

                                By /s/    ALLAN A. FULSHER
                                   ---------------------------------------------
                                   Name:  Allan A. Fulsher
                                   Title: General Counsel


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